Exhibit 99.1

Regional Management Corp. Announces Second Quarter 2019 Results

-    Net income of $8.4 million and diluted earnings per share of $0.70    -

-    17th consecutive quarter of year-over-year double-digit total finance receivables growth    -

-    12th consecutive quarter of year-over-year double-digit revenue growth    -

Greenville, South Carolina – July 31, 2019 – Regional Management Corp. (NYSE: RM) (the “Company”), a diversified consumer finance company, today announced results for the second quarter ended June 30, 2019.

Second Quarter 2019 Highlights

•

Net income for the second quarter of 2019 was $8.4 million, a 1.3% reduction from the prior-year period. Diluted earnings per share for the second quarter of 2019 was $0.70, comparable with the prior-year period.

•	Total finance receivables as of June 30, 2019 were $973.4 million, an increase of 14.9%, or $126.2 million, from the prior-year period.

•	17th consecutive quarter of year-over-year double-digit finance receivables growth.

•	Total core small and large loan finance receivables increased $153.2 million, or 19.7%, compared to the prior-year period.

•

Large loan finance receivables of $498.8 million increased $106.7 million, or 27.2%, from the prior-year period and represented 51.2% of the total loan portfolio. Small loan finance receivables as of June 30, 2019 were $431.2 million, an increase of 12.1% over the prior-year period.

•	Total revenue for the second quarter of 2019 was $84.3 million, an $11.9 million, or 16.4%, increase from the prior-year period.

•	12th consecutive quarter of year-over-year double-digit revenue growth.

•	Interest and fee income increased 13.7%, driven by a 14.9% increase in finance receivables compared to the prior-year period.

•

Insurance income, net increased $2.2 million, driven by an increase in premium revenue and a decrease in non-file insurance claims expense (due to the previously disclosed change in business practice to lower the utilization of non-file insurance).

•

Provision for credit losses for the second quarter of 2019 was $25.7 million, an increase of $5.5 million, or 27.3%, from the prior-year period. The increase was primarily due to $5.4 million of higher net credit losses, including $1.4 million related to the change in non-file insurance business practice. This change had no impact on net income.

•

Annualized net credit losses as a percentage of average finance receivables were 10.7%, a 120 basis point increase from 9.5% in the prior-year period. Approximately 60 basis points of the increase stemmed from higher late-stage delinquencies at March 31, 2019 compared to March 31, 2018, and the other 60 basis points of the increase was due to incremental non-file insurance claims shifting from insurance income, net to credit losses as compared to the prior-year period. The second quarters of 2019 and 2018 included 60 and 50 basis points of hurricane-related credit losses, respectively.

•	30+ day contractual delinquencies as of June 30, 2019 were 6.4%, compared to 6.3% as of June 30, 2018.

•

During the second quarter of 2019, the Company repurchased 285,204 shares of its common stock at a weighted-average price of $25.02 per share under the Company’s $25.0 million share repurchase program. As of July 30, 2019, the Company had repurchased 489,428 shares of its common stock under the program at a weighted-average price of $25.54 per share, and there remained $12.5 million available for repurchases under the program.

“We were pleased to complete another strong quarter of performance, including consistent, year-over-year double-digit revenue growth and record sequential finance receivable growth of $61 million,” said Peter R. Knitzer, President and Chief Executive Officer of Regional Management. “We continue to execute very well on our hybrid growth strategy of increasing receivables in existing branches while achieving strong growth from our de novo branches. We also made progress toward becoming a true omni-channel provider for our customers, having launched our new customer-facing website this week.”

“Additionally, our custom credit scorecards are performing very well and, as of June 30th, over 50% of our loan portfolio has been underwritten by these advanced capabilities. We expect to reap the benefits of these advanced tools on our credit performance by the end of 2019 and throughout 2020 and beyond,” added Mr. Knitzer. “We also kept our overall expenses as a percentage of average receivables consistent from the prior year, as we remain focused on controlling expenses. Overall, given our strong second quarter performance, we continue to expect to return to year-over-year double-digit net income growth in the second half of 2019.”

Second Quarter 2019 Results

Finance receivables outstanding at June 30, 2019 were $973.4 million, a 14.9% increase from $847.2 million in the prior-year period. The finance receivables increase was driven by double-digit growth in both the core small and large loan portfolios.

For the second quarter ended June 30, 2019, the Company reported total revenue of $84.3 million, a 16.4% increase from $72.4 million in the prior-year period. Interest and fee income for the second quarter of 2019 was $76.0 million, a 13.7% increase from $66.8 million in the prior-year period, related to continued consistent growth in the small and large loan portfolios.

The provision for credit losses in the second quarter of 2019 was $25.7 million, a $5.5 million, or 27.3%, increase compared to $20.2 million in the prior-year period. The increase was primarily due to $5.4 million of higher net credit losses, including $1.4 million related to the change in business practice to lower the utilization of non-file insurance.

Net credit losses were $24.9 million in the second quarter of 2019, an increase of $5.4 million over the prior-year period. Annualized net credit losses as a percentage of average finance receivables in the second quarter of 2019 were 10.7%, a 120 basis point increase from 9.5% in the prior-year period. Approximately 60 basis points of the increase stemmed from higher late-stage delinquencies at March 31, 2019 compared to March 31, 2018, and the other 60 basis points of the increase was due to incremental non-file insurance claims shifting from insurance income, net to credit losses as compared to the prior-year period. The second quarters of 2019 and 2018 also included 60 and 50 basis points of hurricane-related credit losses, respectively.

General and administrative expenses for the second quarter of 2019 were $37.7 million, an increase of $4.5 million, or 13.6%, from the prior-year period. Annualized general and administrative expenses as a percentage of average finance receivables were 16.2%, comparable with the prior-year period. General and administrative expenses for the second quarter of 2019 included $1.3 million of incremental costs related to 16 net new branches that opened since the prior-year period. The second quarter of 2019 also included $2.3 million of incremental costs for our existing branches to support ongoing loan portfolio growth.

Interest expense was $9.8 million in the second quarter of 2019, compared to $7.9 million in the prior-year period. The increase in interest expense was due to higher cost of funding due to federal funds rate increases and larger long-term debt amounts outstanding from the ongoing growth in finance receivables. In addition, the Company had larger unused lines of credit and incremental debt issuance costs associated with the 2018 asset-backed securitization transactions.

Net income for the second quarter of 2019 was $8.4 million, a slight decrease from $8.5 million in the prior-year period. Diluted earnings per share for the second quarter of 2019 was $0.70, comparable with the prior-year period.

2019 De Novo Outlook

As of June 30, 2019, the Company’s branch network consisted of 356 locations. The Company opened 22 de novo branches since the end of the second quarter of 2018 and expects to open an additional 15 branches by the end of the year.

Liquidity and Capital Resources

As of June 30, 2019, the Company had finance receivables of $973.4 million and outstanding long-term debt of $689.3 million, consisting of:

•	$345.6 million on its $638.0 million senior revolving credit facility,

•	$12.3 million on its amortizing loan,

•	$50.9 million on its $125.0 million revolving warehouse credit facility, and

•	$280.6 million through its asset-backed securitizations.

The Company had a funded debt-to-equity ratio of 2.4 to 1.0 and a shareholder equity ratio of 28.4% as of June 30, 2019.

Conference Call Information

Regional Management Corp. will host a conference call and webcast today at 5:00 PM ET to discuss these results.

The dial-in number for the conference call is (800) 319-4610 (toll-free) or (631) 891-4304 (direct). Please dial the number 10 minutes prior to the scheduled start time.

*** A supplemental slide presentation will be made available on Regional Management’s website prior to the earnings call at www.RegionalManagement.com. ***

In addition, a live webcast of the conference call will be available on Regional Management’s website at www.RegionalManagement.com.

A replay will be available following the end of the call through Wednesday, August 7, 2019, by telephone at (844) 512-2921 (toll-free) or (412) 317-6671 (international), passcode 10007210. A webcast replay of the call will be available at www.RegionalManagement.com for one year following the call.

Forward-Looking Statements

This press release may contain various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which represent Regional Management Corp.’s expectations or beliefs concerning future events. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “outlook,” and similar expressions may be used to identify these forward-looking statements. Such forward-looking statements are about matters that are inherently subject to risks and uncertainties, many of which are outside of the control of Regional Management. Factors that could cause actual results or performance to differ from the expectations expressed or implied in such forward-looking statements include, but are not limited to, the following: changes in general economic conditions, including levels of unemployment and bankruptcies; risks associated with Regional Management’s transition to a new loan origination and servicing software system; risks related to opening new branches, including the ability or inability to open new branches as planned; risks inherent in making loans, including credit risk, repayment risk, and value of collateral, which risks may increase in light of adverse or recessionary economic conditions; risks associated with the implementation of new underwriting models and processes, including as to the effectiveness of new custom scorecards; risks relating to Regional Management’s asset-backed securitization transactions; changes in interest rates; the risk that Regional Management’s existing sources of liquidity become insufficient to satisfy its needs or that its access to these sources becomes unexpectedly restricted; changes in federal, state, or local laws, regulations, or regulatory policies and practices, and risks associated with the manner in which laws and regulations are interpreted, implemented, and enforced; the impact of changes in tax laws, guidance, and interpretations, including related to certain provisions of the Tax Cuts and Jobs Act; the timing and amount of revenues that may be recognized by Regional Management; changes in current revenue and expense trends (including trends affecting delinquencies and credit losses); changes in Regional Management’s markets and general changes in the economy (particularly in the markets served by Regional Management); changes in the competitive environment in which Regional Management operates or a decrease in the demand for its products; the impact of a prolonged shutdown of the federal government; risks related to acquisitions; changes in operating and administrative expenses; and the departure, transition, or replacement of key personnel. Such factors and others are discussed in greater detail in Regional Management’s filings with the Securities and Exchange Commission. Regional Management will not update the information contained in this press release beyond the publication date, except to the extent required by law, and is not responsible for changes made to this document by wire services or Internet services.

About Regional Management Corp.

Regional Management Corp. (NYSE: RM) is a diversified consumer finance company that provides attractive, easy-to-understand installment loan products primarily to customers with limited access to consumer credit from banks, thrifts, credit card companies, and other lenders. Regional Management operates under the name “Regional Finance” in 356 branch locations across 11 states in the Southeastern, Southwestern, Mid-Atlantic, and Midwestern United States. Most of its loan products are secured, and each is structured on a fixed rate, fixed term basis with fully amortizing equal monthly installment payments, repayable at any time without penalty. Regional Management sources loans through its multiple channel platform, which includes branches, centrally-managed direct mail campaigns, digital partners, retailers, and its consumer website. For more information, please visit www.RegionalManagement.com.

Contact:

Investor Relations

Garrett Edson, (203) 682-8331

Regional Management Corp. and Subsidiaries

Consolidated Statements of Income

(Unaudited)

(in thousands, except per share amounts)

			Better (Worse)				Better (Worse)
	2Q 19	2Q 18	$	%	YTD 19	YTD 18	$	%
Revenue
Interest and fee income	$75,974	$66,829	$9,145	13.7%	$150,296	$132,980	$17,316	13.0%
Insurance income, net	5,066	2,882	2,184	75.8%	9,179	6,271	2,908	46.4%
Other income	3,234	2,705	529	19.6%	6,547	5,790	757	13.1%

Total revenue	84,274	72,416	11,858	16.4%	166,022	145,041	20,981	14.5%

Expenses
Provision for credit losses	25,714	20,203	(5,511)	(27.3)%	49,057	39,718	(9,339)	(23.5)%

Personnel	22,511	19,390	(3,121)	(16.1)%	44,904	40,618	(4,286)	(10.6)%
Occupancy	6,210	5,478	(732)	(13.4)%	12,375	11,096	(1,279)	(11.5)%
Marketing	2,261	2,258	(3)	(0.1)%	3,912	3,711	(201)	(5.4)%
Other	6,761	6,089	(672)	(11.0)%	14,735	12,382	(2,353)	(19.0)%

Total general and administrative	37,743	33,215	(4,528)	(13.6)%	75,926	67,807	(8,119)	(12.0)%

Interest expense	9,771	7,915	(1,856)	(23.4)%	19,492	15,092	(4,400)	(29.2)%

Income before income taxes	11,046	11,083	(37)	(0.3)%	21,547	22,424	(877)	(3.9)%
Income taxes	2,677	2,601	(76)	(2.9)%	5,070	5,298	228	4.3%

Net income	$8,369	$8,482	$(113)	(1.3)%	$16,477	$17,126	$(649)	(3.8)%

Net income per common share:
Basic	$0.71	$0.73	$(0.02)	(2.7)%	$1.41	$1.47	$(0.06)	(4.1)%

Diluted	$0.70	$0.70	$—	0.0%	$1.37	$1.42	$(0.05)	(3.5)%

Weighted-average shares outstanding:
Basic	11,706	11,658	(48)	(0.4)%	11,709	11,638	(71)	(0.6)%

Diluted	12,022	12,138	116	1.0%	12,049	12,084	35	0.3%

Return on average assets (annualized)	3.4%	4.0%			3.4%	4.1%

Return on average equity (annualized)	11.5%	13.4%			11.5%	13.8%

Regional Management Corp. and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

(in thousands, except par value amounts)

			Increase (Decrease)
	2Q 19	2Q 18	$	%
Assets
Cash	$694	$2,799	$(2,105)	(75.2)%
Gross finance receivables	1,300,043	1,121,711	178,332	15.9%
Unearned finance charges and insurance premiums	(326,609)	(274,473)	(52,136)	(19.0)%

Finance receivables	973,434	847,238	126,196	14.9%
Allowance for credit losses	(57,200)	(48,450)	(8,750)	(18.1)%

Net finance receivables	916,234	798,788	117,446	14.7%
Restricted cash	41,803	26,356	15,447	58.6%
Lease assets	25,575	—	25,575	100.0%
Property and equipment	14,132	12,072	2,060	17.1%
Intangible assets	9,953	10,785	(832)	(7.7)%
Deferred tax asset	437	—	437	100.0%
Other assets	10,488	17,420	(6,932)	(39.8)%

Total assets	$1,019,316	$868,220	$151,096	17.4%

Liabilities and Stockholders’ Equity
Liabilities:
Long-term debt	$689,310	$595,765	$93,545	15.7%
Unamortized debt issuance costs	(7,357)	(7,437)	80	1.1%

Net long-term debt	681,953	588,328	93,625	15.9%
Lease liabilities	27,454	—	27,454	100.0%
Accounts payable and accrued expenses	19,690	17,526	2,164	12.3%
Deferred tax liability	—	3,832	(3,832)	(100.0)%

Total liabilities	729,097	609,686	119,411	19.6%
Stockholders’ equity:
Preferred stock ($0.10 par value, 100,000 shares authorized, no shares issued or outstanding)	—	—	—	—
Common stock ($0.10 par value, 1,000,000 shares authorized, 13,494 shares issued and 11,663 shares outstanding at June 30, 2019 and 13,334 shares issued and 11,788 shares outstanding at June 30, 2018)	1,349	1,333	16	1.2%
Additional paid-in-capital	100,486	96,369	4,117	4.3%
Retained earnings	220,574	185,878	34,696	18.7%
Treasury stock (1,831 shares at June 30, 2019 and 1,546 shares at June 30, 2018)	(32,190)	(25,046)	(7,144)	(28.5)%

Total stockholders’ equity	290,219	258,534	31,685	12.3%

Total liabilities and stockholders’ equity	$1,019,316	$868,220	$151,096	17.4%

Regional Management Corp. and Subsidiaries

Selected Financial Data

(Unaudited)

(in thousands, except per share amounts)

	Finance Receivables by Product
	2Q 19	1Q 19	QoQ $ Inc (Dec)	QoQ % Inc (Dec)	2Q 18	YoY $ Inc (Dec)	YoY % Inc (Dec)
Small loans	$431,214	$421,712	$9,502	2.3%	$384,690	$46,524	12.1%
Large loans	498,757	440,707	58,050	13.2%	392,101	106,656	27.2%

Total core loans	929,971	862,419	67,552	7.8%	776,791	153,180	19.7%
Automobile loans	15,686	20,511	(4,825)	(23.5)%	39,414	(23,728)	(60.2)%
Retail loans	27,777	29,320	(1,543)	(5.3)%	31,033	(3,256)	(10.5)%

Total finance receivables	$973,434	$912,250	$61,184	6.7%	$847,238	$126,196	14.9%

Number of branches at period end	356	360	(4)	(1.1)%	340	16	4.7%
Average finance receivables per branch	$2,734	$2,534	$200	7.9%	$2,492	$242	9.7%

	Averages and Yields
	2Q 19		1Q 19		2Q 18
	Average Finance Receivables	Average Yield (Annualized)	Average Finance Receivables	Average Yield (Annualized)	Average Finance Receivables	Average Yield (Annualized)
Small loans	$419,349	38.6%	$434,195	38.2%	$366,647	40.1%
Large loans	468,305	28.6%	437,475	28.0%	375,836	28.6%
Automobile loans	17,933	14.6%	23,226	14.8%	43,980	16.0%
Retail loans	28,786	18.8%	30,052	18.6%	31,530	18.8%

Total interest and fee yield	$934,373	32.5%	$924,948	32.1%	$817,993	32.7%

Total revenue yield	$934,373	36.1%	$924,948	35.4%	$817,993	35.4%

	Components of Increase in Interest and Fee Income 2Q 19 Compared to 2Q 18 Increase (Decrease)
	Volume	Rate	Volume & Rate	Net
Small loans	$5,279	$(1,363)	$(196)	$3,720
Large loans	6,609	38	9	6,656
Automobile loans	(1,042)	(153)	91	(1,104)
Retail loans	(129)	2	—	(127)
Product mix	(1,209)	1,158	51	—

Total increase in interest and fee income	$9,508	$(318)	$(45)	$9,145

	Net Loans Originated (1) (2)
	2Q 19	1Q 19	QoQ $ Inc (Dec)	QoQ % Inc (Dec)	2Q 18	YoY $ Inc (Dec)	YoY % Inc (Dec)
Small loans	$174,440	$129,245	$45,195	35.0%	$165,023	$9,417	5.7%
Large loans	169,373	84,068	85,305	101.5%	109,186	60,187	55.1%
Retail loans	5,179	6,197	(1,018)	(16.4)%	6,713	(1,534)	(22.9)%

Total net loans originated	$348,992	$219,510	$129,482	59.0%	$280,922	$68,070	24.2%

(1)	Represents the balance of loan origination and refinancing net of unearned finance charges.
(2)	The Company ceased originating automobile loans in November 2017.

	Other Key Metrics
	2Q 19	1Q 19	2Q 18
Net credit losses (1) (2)	$24,915	$25,243	$19,503
Percentage of average finance receivables (annualized)	10.7%	10.9%	9.5%

Provision for credit losses (3)	$25,714	$23,343	$20,203
Percentage of average finance receivables (annualized)	11.0%	10.1%	9.9%
Percentage of total revenue	30.5%	28.6%	27.9%

General and administrative expenses	$37,743	$38,183	$33,215
Percentage of average finance receivables (annualized)	16.2%	16.5%	16.2%
Percentage of total revenue	44.8%	46.7%	45.9%

Same store results:
Finance receivables at period-end	$956,277	$902,090	$839,741
Finance receivable growth rate	12.9%	12.1%	15.6%
Number of branches in calculation	333	337	334

(1)	Includes hurricane-related net credit losses of $1,429, $896, and $1,073 for 2Q 19, 1Q 19, and 2Q 18, respectively.
(2)	Includes net credit losses related to lower utilization of non-file insurance of $1,779, $1,634, and $344 for 2Q 19, 1Q 19, and 2Q 18, respectively.
(3)	Includes hurricane-related provision for credit losses of $(571), $(704), and $(677) for 2Q 19, 1Q 19, and 2Q 18, respectively.

	Contractual Delinquency by Aging
	2Q 19		1Q 19		2Q 18
Allowance for credit losses (1)	$57,200	5.9%	$56,400	6.2%	$48,450	5.7%

Current	805,215	82.7%	762,748	83.6%	704,770	83.1%
1 to 29 days past due	106,017	10.9%	85,942	9.4%	89,510	10.6%

Delinquent accounts:
30 to 59 days	22,082	2.3%	18,066	2.0%	18,886	2.3%
60 to 89 days	13,961	1.4%	13,850	1.5%	12,103	1.4%
90 to 119 days	9,962	1.1%	11,745	1.3%	8,373	1.0%
120 to 149 days	8,089	0.8%	9,902	1.1%	6,857	0.8%
150 to 179 days	8,108	0.8%	9,997	1.1%	6,739	0.8%

Total contractual delinquency (2)	$62,202	6.4%	$63,560	7.0%	$52,958	6.3%

Total finance receivables	$973,434	100.0%	$912,250	100.0%	$847,238	100.0%

1 day and over past due	$168,219	17.3%	$149,502	16.4%	$142,468	16.9%

	Contractual Delinquency by Product
	2Q 19		1Q 19		2Q 18
Small loans	$33,276	7.7%	$34,990	8.3%	$28,347	7.4%
Large loans	25,447	5.1%	24,893	5.6%	19,600	5.0%
Automobile loans	1,294	8.2%	1,534	7.5%	2,909	7.4%
Retail loans	2,185	7.9%	2,143	7.3%	2,102	6.8%

Total contractual delinquency (2)	$62,202	6.4%	$63,560	7.0%	$52,958	6.3%

(1)	Includes incremental hurricane allowance for credit losses of $2,000 in 1Q 19.
(2)	Includes 0.4% delinquency related to hurricane-affected branches for 1Q 19.

	Income Statement Quarterly Trend
	2Q 18	3Q 18	4Q 18	1Q 19	2Q 19	QoQ $ B(W)	YoY $ B(W)
Revenue
Interest and fee income	$66,829	$72,128	$75,013	$74,322	$75,974	$1,652	$9,145
Insurance income, net	2,882	2,898	5,624	4,113	5,066	953	2,184
Other income	2,705	2,890	3,112	3,313	3,234	(79)	529

Total revenue	72,416	77,916	83,749	81,748	84,274	2,526	11,858

Expenses
Provision for credit losses	20,203	23,640	23,698	23,343	25,714	(2,371)	(5,511)
Personnel	19,390	21,376	22,074	22,393	22,511	(118)	(3,121)
Occupancy	5,478	5,490	5,933	6,165	6,210	(45)	(732)
Marketing	2,258	2,132	1,902	1,651	2,261	(610)	(3)
Other	6,089	6,863	6,707	7,974	6,761	1,213	(672)

Total general and administrative	33,215	35,861	36,616	38,183	37,743	440	(4,528)
Interest expense	7,915	8,729	9,643	9,721	9,771	(50)	(1,856)

Income before income taxes	11,083	9,686	13,792	10,501	11,046	545	(37)
Income taxes	2,601	2,237	3,022	2,393	2,677	(284)	(76)

Net income	$8,482	$7,449	$10,770	$8,108	$8,369	$261	$(113)

Net income per common share:
Basic	$0.73	$0.64	$0.92	$0.69	$0.71	$0.02	$(0.02)

Diluted	$0.70	$0.61	$0.90	$0.67	$0.70	$0.03	$—

Weighted-average shares outstanding:
Basic	11,658	11,672	11,672	11,712	11,706	6	(48)

Diluted	12,138	12,133	12,010	12,076	12,022	54	116

Net interest margin	$64,501	$69,187	$74,106	$72,027	$74,503	$2,476	$10,002

Net credit margin	$44,298	$45,547	$50,408	$48,684	$48,789	$105	$4,491

	Balance Sheet Quarterly Trend
	2Q 18	3Q 18	4Q 18	1Q 19	2Q 19	QoQ $ Inc (Dec)	YoY $ Inc (Dec)
Total assets	$868,220	$893,279	$956,395	$953,467	$1,019,316	$65,849	$151,096

Finance receivables	$847,238	$888,076	$932,243	$912,250	$973,434	$61,184	$126,196

Allowance for credit losses	$48,450	$55,300	$58,300	$56,400	$57,200	$800	$8,750

Long-term debt	$595,765	$611,593	$660,507	$628,786	$689,310	$60,524	$93,545

	Other Key Metrics Quarterly Trend
	2Q 18	3Q 18	4Q 18	1Q 19	2Q 19	QoQ Inc (Dec)	YoY Inc (Dec)
Interest and fee yield (annualized)	32.7%	33.2%	32.9%	32.1%	32.5%	0.4%	(0.2)%

Operating expense ratio (1)	16.2%	16.5%	16.1%	16.5%	16.2%	(0.3)%	0.0%

30+ contractual delinquency	6.3%	7.1%	7.7%	7.0%	6.4%	(0.6)%	0.1%

Net credit loss (2)	9.5%	7.7%	9.1%	10.9%	10.7%	(0.2)%	1.2%

Book value per share	$21.93	$22.68	$23.70	$24.15	$24.88	$0.73	$2.95

(1)	Annualized general and administrative expenses as a percentage of average finance receivables.
(2)	Annualized net credit losses as a percentage of average finance receivables.

	Finance Receivables by Product
	2Q 19	1Q 19	QoQ $ Inc (Dec)	QoQ % Inc (Dec)	2Q 18	YoY $ Inc (Dec)	YoY % Inc (Dec)
Small loans	$431,214	$421,712	$9,502	2.3%	$384,690	$46,524	12.1%
Large loans	498,757	440,707	58,050	13.2%	392,101	106,656	27.2%

Total core loans	929,971	862,419	67,552	7.8%	776,791	153,180	19.7%
Automobile loans	15,686	20,511	(4,825)	(23.5)%	39,414	(23,728)	(60.2)%
Retail loans	27,777	29,320	(1,543)	(5.3)%	31,033	(3,256)	(10.5)%

Total finance receivables	$973,434	$912,250	$61,184	6.7%	$847,238	$126,196	14.9%

Number of branches at period end	356	360	(4)	(1.1)%	340	16	4.7%
Average finance receivables per branch	$2,734	$2,534	$200	7.9%	$2,492	$242	9.7%

	Averages and Yields
	YTD 19		YTD 18
	Average Finance Receivables	Average Yield (Annualized)	Average Finance Receivables	Average Yield (Annualized)
Small loans	$426,732	38.4%	$368,570	40.1%
Large loans	452,975	28.3%	365,865	28.5%
Automobile loans	20,565	14.8%	49,715	15.7%
Retail loans	29,415	18.7%	32,091	18.7%

Total interest and fee yield	$929,687	32.3%	$816,241	32.6%

Total revenue yield	$929,687	35.7%	$816,241	35.5%

	Components of Increase in Interest and Fee Income YTD 19 Compared to YTD 18 Increase (Decrease)
	Volume	Rate	Volume & Rate	Net
Small loans	$11,663	$(3,208)	$(506)	$7,949
Large loans	12,422	(342)	(82)	11,998
Automobile loans	(2,288)	(235)	138	(2,385)
Retail loans	(250)	4	—	(246)
Product mix	(3,065)	2,757	308	—

Total increase in interest and fee income	$18,482	$(1,024)	$(142)	$17,316

	Net Loans Originated (1) (2)
	YTD 19	YTD 18	YTD $ Inc (Dec)	YTD % Inc (Dec)
Small loans	$303,685	$288,779	$14,906	5.2%
Large loans	253,441	197,959	55,482	28.0%
Retail loans	11,376	14,015	(2,639)	(18.8)%

Total net loans originated	$568,502	$500,753	$67,749	13.5%

(1)	Represents the balance of loan origination and refinancing net of unearned finance charges.
(2)	The Company ceased originating automobile loans in November 2017.

	Other Key Metrics
	YTD 19	YTD 18
Net credit losses (1) (2)	$50,157	$40,178
Percentage of average finance receivables (annualized)	10.8%	9.8%
Provision for credit losses (3)	$49,057	$39,718
Percentage of average finance receivables (annualized)	10.6%	9.7%
Percentage of total revenue	29.5%	27.4%
General and administrative expenses	$75,926	$67,807
Percentage of average finance receivables (annualized)	16.3%	16.6%
Percentage of total revenue	45.7%	46.8%

(1)	Includes hurricane-related net credit losses of $2,325 and $1,819 for YTD 19 and YTD 18, respectively.
(2)	Includes net credit losses related to lower utilization of non-file insurance of $3,413 and $949 for YTD 19 and YTD 18, respectively.
(3)	Includes hurricane-related provision for credit losses of $(1,275) and $(981) for YTD 19 and YTD 18, respectively.